EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday,  May 17, 2017

Contact:   Tom Cherry, President

Jason Long, Chief Financial Officer

(804) 843-2360

C&F Financial Corporation

Declares Quarterly Dividend and

Reauthorizes Share Repurchase Program

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI) has declared a regular cash dividend of 33 cents per common share, which is payable July 1, 2017 to shareholders of record on June 15, 2017.

In addition, the board of directors has reauthorized the Corporation’s share repurchase program to purchase up to $5 million of the Corporation’s common stock. Repurchases under the program may be made through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and shares repurchased will be returned to the status of authorized and unissued shares of common stock. The timing, number and purchase price of shares repurchased under the program, if any, will be determined by management in its discretion and will depend on a number of factors, including the market price of the shares, general market and economic conditions, applicable legal requirements and other conditions, and there is no assurance that the Corporation will purchase any shares under the program. The current share repurchase program is authorized through May 31, 2018.

About C&F

C&F Bank operates 25 retail bank branches and three commercial loan offices located throughout the Hampton to Charlottesville corridor in Virginia and offers full investment services through its subsidiary C&F Wealth Management Corporation. C&F Mortgage Corporation provides mortgage loan origination services through offices located in Virginia, Maryland and North Carolina. C&F Finance Company provides automobile loans through indirect lending programs offered in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas, Florida, New Jersey, Pennsylvania, and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Hunt Valley, Maryland.

EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday,  May 17, 2017

Contact:   Tom Cherry, President

Jason Long, Chief Financial Officer

(804) 843-2360

Additional information is available on C&F's website at www.cffc.com.

Statements in this press release regarding C&F Financial Corporation that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Corporation’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.